FIRST AMENDMENT TO THE
SECOND AMENDED AND RESTATED TRUST AGREEMENT
OF
AIR T FUNDING

THIS FIRST AMENDMENT is made as of this 28th day of January, 2022 (the “Effective Date”), by and between Air T, Inc., a Delaware corporation, as Depositor, and Mark Jundt, an individual, and Brian Ochocki, an individual, (each an “Administrative Trustee” and collectively, the “Administrative Trustees”).
WHEREAS, the Depositor, the Administrative Trustees, Delaware Trust Company, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as Delaware trustee (the “Delaware Trustee”), and the Administrative Trustees established a statutory trust (the “Trust”) pursuant to the Delaware Statutory Trust Act by the entering into of that certain Interim Trust Agreement, dated as of September 28, 2018 (the “Original Trust Agreement”) as amended by an Amended and Restated Trust Agreement dated June 10, 2019 (the “Amended and Restated Trust Agreement”);
WHEREAS, the Amended and Restated Trust Agreement was further amended by an Amendment to the Air T Funding Amended and Restated Trust Agreement dated January 6, 2020 (the “First Amendment”);
WHEREAS, the Trust, as amended, was further amended and restated by the Second Amended and Restated Trust Agreement dated June 21, 2021 (the “Second Amended and Restated Trust Agreement”);
WHEREAS, the Depositor, the Delaware Trustee, the Property Trustee and the Administrative Trustees desire to clarify that Capital Securities issued to the Depositor shall be held in physical certificated form;
WHEREAS, an amendment to clarify such matters and to resolve an ambiguity as to whether Capital Securities may be issued to the Depositor in physical certificated form does not in any material respect adversely affect the interest of any Securityholder and as such, this first amendment is appropriate pursuant to Section 1002(a) of the Second Amended and Restated Trust Agreement; and,
WHEREAS, capitalized terms which are not otherwise defined herein shall have the meaning given to such terms in the Second Amended and Restated Trust Agreement.
NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends the Second Amended and Restated Trust Agreement as follows:

AMENDMENT
1.As of the Effective Date, Section 511 of the Second Amended and Restated Trust Agreement is hereby amended to change the caption to “CAPITAL SECURITIES CERTIFICATES; COMMON SECURITIES CERTIFICATES” and to add a new paragraph (c), reading as follows:
(c)    Notwithstanding Section 511(a) or Section 513, Capital Securities acquired and held by the Depositor shall be issued in the form of a Definitive Capital Securities Certificate and shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any of them.
2.Amended Definition. As of the Effective Date, the following definition in Article I of the Second Amended and Restated Trust Agreement is hereby amended, and all other references in the Second Amended and Restated Trust Agreement thereto, are hereby amended to read as follows:
“Definitive Capital Securities Certificates” means either or both (as the context requires) of (a) Capital Securities Certificates issued as Book-Entry Capital Securities Certificates as provided in Section 511(a), and (b) Capital Securities Certificates issued in certificated, fully registered form as provided in Sections 511(c) or 513.
.
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The Administrative Trustees and Depositor have signed this First Amendment on or as of the date appearing at the beginning of this Amendment.
AIR T, INC.,
as Depositor

By: /s/ Brian Ochocki
Name: Brian Ochocki
Title: Chief Financial Officer

/s/ Mark Jundt
Mark Jundt, As Administrative Trustee

/s/ Brian Ochocki
Brian Ochocki, As Administrative Trustee

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